NEWS

For Release: Tuesday, March 1, 2005

Charter Announces Management Change

St. Louis - Charter Communications, Inc. (Nasdaq: CHTR) today announced that Derek Chang, Executive Vice President, Finance and Strategy, and Interim Co-Chief Financial Officer, has notified the Company of his intention to resign from the Company and its subsidiaries. Mr. Chang's resignation will be effective April 15, 2005 to provide for an orderly transition.

About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™ and Charter High-Speed™ Internet service. Charter also provides business-to-business video, data and Internet protocol (IP) solutions through Charter Business™. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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News Media:

Dave Mack
303-323-1392

Analyst:

Mary Jo Moehle
314-543-2397